UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2010

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12303 Technology Boulevard,
Suite 950
Austin, Texas  78727
(Address of principal executive
offices)

(512) 527-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a)           Valence Technology, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (“2010 Annual Meeting”) on September 2, 2010.  At the 2010 Annual Meeting, the company's stockholders voted on the two proposals identified below.

(b)           The final voting results with respect to each proposal voted upon at the 2010 Annual Meeting of Stockholders are set forth below.

Proposal 1: Election of Directors

At the 2010 Annual Meeting, the stockholders elected each of the following nominees as directors, to serve on the Company’s Board of Directors until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast. The vote for each director was as follows:

	Total Votes FOR	Total Votes WITHHELD	Total Broker Non-Votes
Carl E. Berg	70,621,666	1,475,215	40,294,963
Robert L. Kanode	71,022,401	1,074,480	40,294,963
Vassilis G. Keramidas	71,081,700	1,015,181	40,294,963
Bert C. Roberts, Jr.	70,965,464	1,131,417	40,294,963
Donn V. Tognazzini	71,081,115	1,015,766	40,294,963

Proposal 2:  Ratification of Independent Auditor

At the 2010 Annual Meeting, the stockholders also voted to ratify the appointment of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 and cast their votes as follows:

Total Votes FOR	Total Votes WITHHELD	Total Votes ABSTAINING	Total Broker Non-Votes
110,512,034	1,653,697	225,713	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: September 3, 2010	By:	/s/ Ross A. Goolsby
Ross A. Goolsby
Chief Financial Officer

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